UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 22, 2014 (August 22, 2014)

Date of Report (Date of earliest event reported)

Caesars Entertainment

Operating Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10413	75-1941623
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 5, 2014, Caesars Entertainment Operating Company, Inc. (“CEOC”) ceased to be a wholly owned subsidiary of Caesars Entertainment Corporation (“CEC”), as a result of which CEC’s guarantee of CEOC’s outstanding secured and unsecured notes was automatically released in accordance with the terms of the indentures governing the applicable notes. Please refer to CEC’s and CEOC’s Current Report on Form 8-K filed on May 6, 2014 for additional details.

In June 2014, CEOC previously provided notice to the trustees of its outstanding first-priority senior secured notes, second-priority senior secured notes, 10.75% senior notes due 2016 and 10.75% / 11.5% senior toggle notes due 2018 that CEOC elected to effect the automatic release of CEC’s guarantee of each such series of notes for the additional reason that CEC’s guarantee of other notes specified in the applicable indentures had been released. Please refer to CEC’s and CEOC’s Current Reports on Form 8-K filed on June 27, 2014 for additional details.

On August 22, 2014, in connection with the effectiveness of the supplemental indentures to the indentures governing CEOC’s 6.50% Senior Notes due 2016 and 5.75% Senior Notes due 2017 that removed provisions relating to CEC’s guarantee of such notes (as disclosed in CEOC’s Current Report on Form 8-K filed on August 22, 2014), CEOC provided notice to the trustees of its outstanding first-priority senior secured notes and second-priority senior secured notes reaffirming CEOC’s prior notices issued in June 2014 regarding the automatic release of CEC’s guarantee of all of CEOC’s first-priority senior secured notes and second-priority senior secured notes as a result of the guarantee of CEOC’s unsecured senior notes being released.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT OPERATING COMPANY, INC.

Date: August 22, 2014	By:	/s/ SCOTT E. WIEGAND
		Name:	Scott E. Wiegand
		Title:	Senior Vice President, Deputy General
Counsel and Corporate Secretary